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Striving to be the Most Trusted Retailer:

2018 Update on Walmart’s Global Ethics & Compliance Program

Walmart has set a goal to be the most trusted retailer. We want our customers and our associates to know they can rely on us as they make decisions about where to shop and where to work. We also want to be a valuable part of the community and support our neighbors and their families. That means we can never be satisfied with the investments we’ve made to help our associates do the right thing every day. We have to keep getting better.

For several years, Walmart has published a summary of our efforts to build and refine our ethics and compliance program. These reports allow us to reflect on how we’ve grown and to think about how we will continue improving. This past year we’ve made particular progress in our efforts to further improve the safety of our operations, to implement innovative technologies in our business, to reduce our corruption risks, and to enable the growth of our eCommerce businesses.

Prioritizing Safety

Last year Walmart and our affiliated companies operated more than 11,700 stores and clubs in 28 countries, along with a number of eCommerce businesses. These shopping locations are supported by a network of warehouses, bakeries, food production facilities, depots, trucking yards, and other operations. We employ more than 2.3 million associates in these locations and we want every one of them to go home safely at the end of each day.

Walmart has focused on safety from the beginning. Over the last several years we asked whether we could do more, particularly in our international operations. We implemented new ways of gathering and analyzing safety data. We invested in new equipment and training for our associates. And we stepped up accountability for managers to operate their locations safely. As a result of this sustained focus, in the last fiscal year the number of associate days lost to accidents in our Mexico business was down more

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than 30% on a per-capita basis from the prior year. The company achieved more than a 10% reduction in time lost to accidents across our entire international division.

While these results are encouraging, we’ll continue focusing on safety. No amount of accidents and injuries is acceptable.

Encouraging Innovation

We’re rapidly digitizing across our business, including in ethics and compliance. This drive to be more digital is critical to our success because the right technologies can simplify our business and reduce costs while also helping us serve customers better.

Over the last year we piloted several innovations to help fulfill our commitments to customers and regulators. As just a couple of examples, we partnered with others to test how blockchain can improve food freshness, quality and safety, and we started using advanced software and machine learning to make our reporting efforts more efficient and accurate.

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Blockchain technology utilizes an open, digital ledger to allow all of the participants in a system to see their own records and the data of the other participants. We’re working with IBM to test how this technology can increase transparency and traceability in our food supply chain. Thousands of individuals work to produce a variety of fresh foods for our customers, from farmers and ranchers to food processing facilities, transporters, and distribution centers. Blockchain simplifies the process for everyone in this supply chain by allowing each of us to track food from the farm to our store shelves. This transparency helps ensure food is fresh and safe when our customers buy it. Last year we conducted successful pilots using blockchain to track mangos and pork, and we are now partnering with a coalition of food suppliers to expand the use of this technology.

We’re also using advanced software to enable us to be more efficient and accurate in our operations. These software assistants automate simple, repetitive tasks such as reading a form, analyzing the data it contains, and routing the data to the right place. Every day our Home Office, stores and clubs receive information relating to a variety of compliance-related issues. We strive to quickly, consistently, and accurately analyze the data to mitigate any issues and report any required information to regulators. However, that process can be time-consuming, inconsistent and prone to human error. Last year we tested technology that helps our associates by reviewing hundreds of records in seconds. This technology not only reviews data quickly, it also ensures that our review is consistent across our many locations and reduces human error. We’re

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using machine learning capabilities, as well, so this technology gets better and more accurate over time.

We are only beginning to digitize our processes, and the past year has provided us with a strong framework to continue our work. As we continue to use technology to simplify and improve, our customers will benefit from safer products, lower costs, and increased transparency.

Reducing Corruption Risk

We have also been working to strengthen our anti-corruption program for several years. Corruption hurts the most vulnerable people and communities because it undermines the type of honest, transparent government that is necessary for sustainable growth. We’re continuing to invest in people, processes, and systems to prevent and detect corruption risks, and we are encouraging our business partners to join in the global anti-corruption effort.

In the last year we’ve made strategic choices about the companies with which we do business. We train, monitor and audit the third parties we rely upon to interact with government officials and agencies around the world. We also want to select only the most reliable partners for this work. Over the last year we significantly reduced the number of third parties that we use for these services, so we have fewer, stronger business relationships.

Enabling eCommerce Growth

We are working hard to build a wide assortment of items on our eCommerce websites. We aim to have the products our customers want and to make those products easy to find, easy to order, and competitively priced. Our third-party eCommerce marketplaces play an important part in these efforts.

As our third-party marketplaces have grown, we’ve also developed our Trust and Safety capabilities. Our Trust and Safety group works to uphold our values and policies in our online marketplaces. We have developed processes and technologies to screen potential third-party vendors, im-

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plement rules relating to what items can be listed in our online businesses, and respond to concerns such as intellectual property rights or counterfeiting. We want our customers to have confidence in their shopping experience and the items they purchase. These investments help us achieve that goal.

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These are just a few of the improvements we’ve made over the last year in ethics, compliance, and social responsibility. We’ve provided additional detail on our efforts in our Global Responsibility Report. Your trust is valuable to us, and we will keep working to earn it.

Sincerely,

Doug McMillon
President and CEO, Walmart
April 20, 2018

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